                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Return on Investment Corporation
Kennesaw, Georgia

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 17, 2001 relating to the consolidated financial statements of Go Software, Inc., which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
October 25, 2001